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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32168, 333-32180, 333-45636, 333-65462 and
333-72628) and on Form S-8 (Nos. 333-90946, 333-07561, 333-07565,
333-44998,333-53769, 333-64830, 333-64838 and 333-77031) of Sapient Corporation
of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2005